Exhibit 99.1

Timber Pharmaceuticals’ Development Partner, AFT Pharmaceuticals, Enters into Licensing Agreement for Pascomer® (TMB-002) in Europe

- Extension of agreement with AFT Pharmaceuticals grants Desitin Arzneimittel GmbH exclusive license and supply rights for TMB-002 in Europe -

Basking Ridge, N.J., March 17, 2021 – Timber Pharmaceuticals, Inc. ("Timber" or the “Company”) (NYSE American: TMBR), a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases, today announced that its development partner, AFT Pharmaceuticals Limited (“AFT”), has signed an exclusive license and supply agreement with Desitin Arzneimittel GmbH (“Desitin”) for Pascomer® (TMB-002 topical rapamycin) for the treatment of facial angiofibromas (FA) associated with Tuberous Sclerosis Complex (TSC) in Europe.

In 2019, Timber entered into a licensing and development agreement with AFT for TMB-002 in North America. Under the terms of this agreement, Timber is entitled to receive a significant percentage of the economics (royalties and milestones) in any licensing transaction that AFT executes outside of North America, Australia, New Zealand, and Southeast Asia. The current transaction with Desitin is included in the scope of this provision.

“Rapamycin is a well-known inhibitor of inflammatory signaling in TSC, but in the U.S. and Europe it is only available as an oral agent that has been associated with significant systemic toxicity,” said John Koconis, Chief Executive Officer of Timber. “We are pleased to announce this agreement for the European development of TMB-002, which we believe validates the potential for this proprietary topical formulation to overcome the limitations of oral therapy and will help thousands of people living with FAs due to TSC around the world.”

TSC is a multisystem genetic disorder resulting in the growth of hamartomas in multiple organs. There are about 40,000-50,000 people living with TSC in the U.S., and about 75 percent have FAs.

About Timber Pharmaceuticals, Inc.

Timber Pharmaceuticals, Inc. is a biopharmaceutical company focused on the development and commercialization of treatments for rare and orphan dermatologic diseases. The Company's investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. The Company is initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (CI), facial angiofibromas (FAs) in tuberous sclerosis complex (TSC), and scleroderma. For more information, visit www.timberpharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company's product development, clinical and regulatory timelines, market opportunity, competitive position, intellectual property rights, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management's current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, "expect," "anticipate," "intend," "plan," "believe," "estimate," "potential, "predict," "project," "should," "would" and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company's Form 10-Q filed on August 18, 2020 and its other filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

For more information, contact:

Timber Pharmaceuticals, Inc.
John Koconis
Chief Executive Officer
jkoconis@timberpharma.com

Investor Relations:
Stephanie Prince
PCG Advisory
(646) 863-6341
sprince@pcgadvisory.com

Media Relations:
Adam Daley
Berry & Company Public Relations
(212) 253-8881

adaley@berrypr.com